UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

ERGO SCIENCE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-69172	04-3565746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

790 Turnpike St., Suite 202 North Andover, MA		01845
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-8833

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On October 24, 2005, J. Warren Huff resigned from the Board of Directors of Ergo Science Corporation (the “Company”), and from the Audit Committee and Compensation Committee of the Board of Directors of the Company.  Mr. Huff had no disagreements with the Company or its management relating to the Company’s operations, policies or practices.

          On October 25, 2005, the Board of Directors of the Company elected Ling Kwok to the Board of Directors of the Company to fill the vacancy left by Mr. Huff’s resignation.

          Mr. Kwok has served as Vice President, Corporate Development of the Company since December 1, 2003.  From September 2002 until joining the Company he was involved in international charitable work.  From February 2000 until September 2002 Mr. Kwok was an investment banker with Pacific Solutions Group.  He was also an investment banker with Morgan Stanley & Co. from May 1996 until February 2000.  Mr. Kwok received his B.A. degree, with honors, from Trinity College in both economics and Asian studies.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERGO SCIENCE CORPORATION

Date: October 28, 2005	By:	/s/ Ling Kwok

Ling Kwok
Vice President, Corporate Development